EXHIBIT 16



July 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Foamex International Inc., Foamex L.P., and Foamex Capital Corporation ("Companies") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A as part of the Companies' Form 8-K/A report dated June 28, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP